EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                 (Amounts in millions, except per-share amounts)

                                                                   Three Months Ended               Nine Months Ended
                                                                         September 30                    September 30
                                                         ----------------------------    ----------------------------
                                                                 2001            2000            2001            2000
-----------------------------------------------------    ------------    ------------    ------------    ------------
BASIC EARNINGS PER SHARE
Income before extraordinary items and effect of
   changes in accounting principles                      $        444    $        401    $      1,428    $      1,236
Effect of repurchase of Trust Preferred Securities                 --              --              --               1
                                                         ------------    ------------    ------------    ------------
Earnings before extraordinary items and effect of
   changes in accounting principles                               444             401           1,428           1,237
Extraordinary gain (loss), net                                     --               1              (3)              1
Cumulative effect of changes in
   accounting principles, net                                      --              --             (24)             --
                                                         ------------    ------------    ------------    ------------

Earnings applicable to common stock                      $        444    $        402    $      1,401    $      1,238
                                                         ============    ============    ============    ============

Weighted average common shares outstanding                      373.5           369.2           371.9           368.7
                                                         ============    ============    ============    ============
Basic earnings per share
    Income before extraordinary items and effect of
      changes in accounting principles                   $       1.19    $       1.09    $       3.84    $       3.36
    Extraordinary loss, net                                        --              --            (.01)             --
    Cumulative effect of changes in
      accounting principles, net                                   --              --            (.06)             --
                                                         ------------    ------------    ------------    ------------

      Basic earnings per common share                    $       1.19    $       1.09    $       3.77    $       3.36
                                                         ============    ============    ============    ============

DILUTED EARNINGS PER SHARE
Earnings before extraordinary items and effect of
    changes in accounting principles applicable
      to common stock                                    $        444    $        401    $      1,428    $      1,237
Extraordinary gain (loss), net                                     --               1              (3)              1
Cumulative effect of changes in
    accounting principles, net                                     --              --             (24)             --
                                                         ------------    ------------    ------------    ------------

Earnings applicable to common stock                      $        444    $        402    $      1,401    $      1,238
                                                         ============    ============    ============    ============

Weighted average common shares outstanding                      373.5           369.2           371.9           368.7
Dilutive effect of exercise of options outstanding                2.2              .3             1.9              .2
                                                         ------------    ------------    ------------    ------------

                                                                375.7           369.5           373.8           368.9
                                                         ============    ============    ============    ============
Diluted earnings per share
    Income before extraordinary items and effect of
      changes in accounting principles                   $       1.18    $       1.09    $       3.82    $       3.36
    Extraordinary loss, net                                        --              --            (.01)             --
    Cumulative effect of changes in
      accounting principles, net                                   --              --            (.06)             --
                                                         ------------    ------------    ------------    ------------

      Diluted earnings per common share                  $       1.18    $       1.09    $       3.75    $       3.36
=====================================================    ============    ============    ============    ============

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:


                                                         Three Months Ended                              Nine Months Ended
                                                               September 30                                   September 30
                                -------------------------------------------    -------------------------------------------
                                                2001                   2000                    2001                   2000
                                --------------------    -------------------    --------------------    -------------------
STOCK OPTIONS
    Number of shares                            0.02                   5.61                    0.02                   5.63
    Price range per share         $29.063 -- $29.438     $22.000 -- $29.438      $29.063 -- $29.438     $21.250 -- $29.438
    Expiration range              12/1/07 -- 4/29/08    4/28/03 -- 11/10/09      12/1/07 -- 4/29/08    4/28/03 -- 11/10/09